UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2009

CHINA POWER EQUIPMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-147349	20-5101287
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Fei Jing International, No. 15 Gaoxin 6 Road
Hi-tech Industrial Development Zone Xi’an, Shaanxi, China 710075
(Address of principal executive offices, including zip code)

86-29-8831-0282\ 8831-0560
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

Effective June 30, 2009, Morgenstern, Svoboda & Baer CPAs, PC (“Morgenstern”) has withdrawn as our independent certified public accounting firm because its practice has joined Acquavella, Chiarelli, Shuster, Berkower & Co., LLP (“ACSB”).

On June 30, 2009, our Board of Directors appointed ACSB as our new independent certified public accounting firm. ACSB is located at 517 Route One, Iselin, New Jersey 08830, USA.

Our consolidated financial statements for the year ended December 31, 2008 were audited by Morgenstern. Morgenstern’s report on our financial statements for the fiscal year 2008 did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Our consolidated financial statements for the year ended December 31, 2007 were audited by Child, Van Wagoner & Bradshaw, PLLC.

During the year ended December 31, 2008 and through June 30, 2009 there were no disagreements with Morgenstern on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morgenstern, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has provided to Morgenstern a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested them to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Morgenstern’s letter to the SEC, dated June 30, 2009.

During the period the Company engaged Morgenstern, neither the Company nor anyone on the Company's behalf consulted with ACSB regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has authorized Morgenstern to respond fully to all inquiries of ACSB.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 16.1	Letter dated June 30, 2009 from Morgenstern, Svoboda & Baer CPAs, PC, to the Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA POWER EQUIPMENT, INC.

Date: June 30, 2009	By:	/s/ Yongxing Song
Yongxing Song
Chief Executive Officer and President